UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2015

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300 Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(713) 584-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Targa Resources Corp. (“TRC”) entered into the First Amendment to the Targa Resources Executive Officer Change in Control Severance Program (the “Change in Control Program”) pursuant to which the definition of “Change in Control” under such plan was amended to exclude the direct or indirect purchase of Targa Resources Partners LP (the “Partnership”) or Targa Resources GP LLC, the general partner of the Partnership (the “General Partner”), by TRC or any of its affiliates.

The Change in Control Program is generally administered by TRC’s Vice President—Human Resources. The Change in Control Program provides that if, within the 18-month period beginning on the date of a “Change in Control,” a participant (defined as an employee who is among certain designated executive officers of TRC or its affiliates immediately prior to the Change in Control) experiences a “Qualifying Termination” (as such term is defined in the Change in Control Program and subject to certain other eligibility conditions), then the individual will become entitled to receive a severance payment, paid in a single lump sum cash payment on the 60th day following the date of termination, in an amount equal to three times the sum of (i) the participant’s annual base salary as of the date of the Change in Control or the date or termination, whichever is greater, and (ii) the amount of the participant’s annual base salary multiplied by the participant’s most recent “target” bonus percentage specified by the Compensation Committee of the board of directors of TRC prior to the Change in Control. In addition, the participant (and his eligible dependents, as applicable) will be eligible to continue their medical and dental benefit plan coverage, at active employee rates, under the Company’s benefit plans until the earlier to occur of (a) three years from the date of termination, or (b) the date the participant becomes eligible for coverage under a plan maintained by another employer of the participant.

All payments due under the Change in Control Program will be conditioned on the execution and nonrevocation of a release for TRC’s benefit and the benefit of TRC’s related entities and agents. The Change in Control Program will supersede any other severance program for eligible participants in the event of a Change in Control, but will not affect accelerated vesting of any equity awards under the terms of the plans governing such awards.

If amounts payable to a named executive officer under the Change in Control Program, together with any other amounts that are payable by TRC as a result of a Change in Control (collectively, the “Payments”), exceed the amount allowed under section 280G of the Internal Revenue Code for such individual, thereby subjecting the individual to an excise tax under section 4999 of the Internal Revenue Code, then, depending on which method produces the largest net after-tax benefit for the recipient, the Payments shall either be: (i) reduced to the level at which no excise tax applies or (ii) paid in full, which would subject the individual to the excise tax.

The foregoing description of the Change in Control Program is qualified in its entirety by reference to the full texts of the First Amendment to the Change in Control Program and the Change in Control Program, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to the Targa Resources Executive Officer Change in Control Severance Program, dated December 3, 2015.

10.2	Targa Resources Executive Officer Change In Control Severance Program (incorporated by reference to Exhibit 10.3 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 19, 2012 ((File No. 001-33303)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC, its general partner

Date: December 8, 2015	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to the Targa Resources Executive Officer Change in Control Severance Program, dated December 3, 2015.

10.2	Targa Resources Executive Officer Change In Control Severance Program (incorporated by reference to Exhibit 10.3 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 19, 2012 ((File No. 001-33303)).

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